EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-30689, 333-30691, 333-44760, 333-73192, 333-101727, 333-101751, 333-109282, 333-128251, 333-130150, 333-151039, 333-156626, 333-156627, 333-166908, 333-174562, 333-181269, and 333-181270) and Form S-3 (Registration Nos. 33-48089, 333-42660, 333-109211, and 333-176082) of 3M Company of our report dated February 14, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the segment and geographic area reporting realignments discussed in Notes 3, 15, and 16 and adoption of accounting standards regarding disclosures about offsetting assets and liabilities and amounts reclassified out of accumulated other comprehensive income discussed in Notes 1, 5, and 11 as to which the date is May 16, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 16, 2013